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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Forms S-3/S-8 of our report dated March 6, 2006, relating to the consolidated financial statements of AmeriServ Financial, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of AmeriServ Financial, Inc. and subsidiaries for the year ended December 31, 2006.

Registration Statement No. 33-56604 on Form S-3
Registration Statement No. 33-53935 on Form S-8
Registration Statement No. 33-55207 on Form S-8
Registration Statement No. 33-55211 on Form S-8
Registration Statement No. 333-67600 on Form S-8
Registration Statement No. 333-50225 on Form S-3
Registration Statement No. 333-121215 on Form S-3
Registration Statement No. 33-129009 on Form S-3

/s/ Deloitte & Touche LLP
-------------------------

Pittsburgh, Pennsylvania
March 5, 2007


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